Exhibit 99.1

Shengtai Pharmaceutical, Inc. Establishes Special Committee to Evaluate Non-binding Going Private Proposal

WEIFANG, China, April 24, 2012 /PRNewswire-Asia/ -- Shengtai Pharmaceutical, Inc. (OTC Bulletin Board: SGTI) ("Shengtai" or "the Company" or "We" or "Us"), a manufacturer and distributor in China of glucose and starch as pharmaceutical raw materials and other starch and glucose products, today announced that it has established a special committee of its board of directors (the "Special Committee") to consider the preliminary, non-binding proposal received from Shengtai's Chairman and Chief Executive Officer, Mr. Qingtai Liu, on April 17, 2012 to acquire all of the outstanding shares of the Company's common stock not currently owned by him in a going private transaction (the "Liu Proposal").

The Special Committee is composed of the following independent directors of the Company: Mr. Tao Jin, Mr. Lawrence Lee, and Mr. Yaojun Liu. Mr. Tao Jin was elected as the chairman of the Special Committee by the Special Committee members. The Special Committee will retain legal advisor and independent financial advisor to assist it in its evaluation of the Liu Proposal and any additional proposal that may be made by Mr. Liu and his affiliates, if any.

No decisions have been made by the Special Committee with respect to the Company's response to the Liu Proposal and there can be no assurance that any definitive offer will be made, that any agreement will be executed, or that the Liu Proposal or any other transaction will be approved or consummated.

About Shengtai Pharmaceutical, Inc.

Shengtai Pharmaceutical, Inc. through its wholly owned subsidiary, Shengtai Holding, Inc. (SHI), and the Chinese operating company of Weifang Shengtai Pharmaceutical Co., Ltd., is a manufacturer and distributor in China of glucose and starch products as pharmaceutical raw materials, other starch products and other glucose products such as corn meals, food and beverage glucose and dextrin. For more information about Shengtai Pharmaceutical, Inc., please visit http://www.shengtaipharmaceutical.com.

Forward Looking Statements

Certain statements in this press release and oral statements made by the Company constitute forward-looking statements concerning the Company's business and products. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, the Company's planned capacity expansion and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs, but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the pharmaceutical industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large-scale implementation of the Company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

For more information, please contact:

Shengtai Pharmaceutical, Inc.
Investor Relations
Tel: +86-536-2188831